Filed Pursuant to Rule 424(b)(5)
Registration No. 333-238778

Preliminary Prospectus Supplement

(To prospectus dated June 26, 2020)

$40,000,000

Common Stock

We have entered into an equity distribution agreement (the “Equity Distribution Agreement”) with the sales agents relating to the shares of our common stock offered by this prospectus supplement. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $40,000,000 from time to time through the sales agents.

Sales of shares of our common stock, if any, may be made by means of ordinary brokers’ transactions on the New York Stock Exchange (“NYSE”), or otherwise at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the sales agents.

We will pay the sales agents a commission that will not exceed 3% of the gross sales price per share sold through the sales agents under the Equity Distribution Agreement.

The sales agents are not required to sell any specific number or dollar amount of our common stock but will use their commercially reasonable efforts, subject to the terms of the Equity Distribution Agreement, to sell the shares of common stock offered, as instructed by us. The issuances and sales of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all shares subject to the Equity Distribution Agreement and (ii) the termination of the Equity Distribution Agreement by the sales agents or us.

Our common stock is listed on the NYSE under the symbol “SBOW.” The last reported sale price of our common stock on the NYSE on August 11, 2021 was $18.16 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents we incorporate by reference into this prospectus supplement to read about important facts you should consider before buying our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sales Agents

Johnson Rice & Company L.L.C.	Truist Securities, Inc.

The date of this prospectus supplement is August 13, 2021.

Prospectus Supplement

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process. We provide information to you about the issuances and sales of the common stock offered hereby in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding the issuances and sales of the common stock offered hereby and (2) the accompanying base prospectus, which provides general information regarding us, our securities, and other information, some of which may not apply to the issuances and sales of the common stock offered hereby. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.

You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby. We and the sales agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not making an offer to sell nor a solicitation of an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby, is accurate as of any date other than the respective dates thereof.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “SilverBow,” “SilverBow Resources,” “Company,” “we,” “us,” or “our” are to SilverBow Resources, Inc. and, as applicable, its subsidiary.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 4, 2021;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 6, 2021 and for the quarter ended June 30, 2021, filed with the SEC on August 5, 2021;

•	our Current Reports on Form 8-K filed with the SEC on April 19, 2021, May 18, 2021, August 4, 2021 and August 13, 2021; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed May  2, 2017, as updated by Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as subsequently amended or updated for the purpose of updating the description of our common stock.

In addition, all documents filed after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information “furnished” pursuant to Item 2.02 or Item 7.01 with the SEC on any Current Report on Form 8-K and other portions of documents that are “furnished,” but not “filed,” pursuant to applicable rules promulgated by the SEC, unless otherwise noted), prior to the completion or termination of the applicable offering under this prospectus and the related prospectus supplement, shall be deemed to be incorporated by reference into this prospectus.

We file annual, quarterly and other reports and other information with the SEC (File No. 1-8754). The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may inspect a copy of the registration statement through the SEC’s website. We make available free of charge on or through our Internet website, www.sbow.com, our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not a part of this prospectus and is not incorporated by reference into this prospectus (unless specifically incorporated by reference into this prospectus as described above).

You may obtain any of the documents incorporated by reference into this prospectus from the SEC through the SEC’s website at the address provided above. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that is incorporated by reference into this prospectus (excluding any exhibit to those documents, unless the exhibit is specifically incorporated by reference into such documents), at no cost, by visiting our Internet website at www.sbow.com, or by writing or calling us at the following address:

Investor Relations Department

920 Memorial City Way, Suite 850

Houston, Texas 77024

(281) 874-2700

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus and the documents incorporated by reference, regarding our strategy, future operations, financial position, estimated production levels, expected oil and natural gas pricing, estimated oil and natural gas reserves or the present value thereof, reserve increases, capital expenditures, budget, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties:

•	the severity and duration of world health events, including the COVID-19 pandemic, related economic repercussions, including disruptions in the oil and gas industry;

•	actions by the members of the Organization of the Petroleum Exporting Countries (“OPEC”) with respect to oil production levels and announcements of potential changes in such levels;

•

operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions;

•	shut-in and curtailment of production due to decreases in available storage capacity or other factors;

•	volatility in natural gas, oil and NGL prices;

•	future cash flows and their adequacy to maintain our ongoing operations;

•	liquidity, including our ability to satisfy our short- or long-term liquidity needs;

•	our borrowing capacity and future covenant compliance;

•	operating results;

•	asset disposition efforts or the timing or outcome thereof;

•	ongoing and prospective joint ventures, their structures and substance, and the likelihood of their finalization or the timing thereof;

•	the amount, nature and timing of capital expenditures, including future development costs;

•	timing, cost and amount of future production of oil and natural gas;

•	impairments on our properties due to lower commodity prices;

•	availability of drilling and production equipment or availability of oil field labor;

•	availability, cost and terms of capital;

•	timing and successful drilling and completion of wells;

•	availability and cost for transportation of oil and natural gas;

•	costs of exploiting and developing our properties and conducting other operations;

•	competition in the oil and natural gas industry;

•	general economic conditions;

•	opportunities to monetize assets;

•	our ability to execute on strategic initiatives;

•	effectiveness of our risk management activities including hedging strategy;

•	environmental liabilities;

•	counterparty credit risk;

•	governmental regulation and taxation of the oil and natural gas industry;

•	developments in world oil and natural gas markets and in oil and natural gas-producing countries;

•	uncertainty regarding our future operating results; and

•	other risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2020.

All forward-looking statements speak only as of the date they are made. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this report are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under in the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2020, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as required by law.

SUMMARY

This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement, the accompanying base prospectus and any related free writing prospectus carefully, including the information referred to in the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus is a part.

The Company

SilverBow is an independent oil and gas company headquartered in Houston, Texas. The Company’s strategy is focused on acquiring and developing assets in the Eagle Ford Shale located in South Texas where it has assembled approximately 130,000 net acres across five operating areas. SilverBow’s acreage position in each of its operating areas is highly contiguous and designed for optimal and efficient horizontal well development. The Company has built a balanced portfolio of properties with a significant base of current production and reserves coupled with low-risk development drilling opportunities and meaningful upside from newer operating areas.

Our principal executive offices are located at 920 Memorial City Way, Suite 850, Houston, Texas 77024. The telephone number of our principal executive offices is (281) 874-2700. Our corporate website address is http://www.sbow.com. The information contained on our website does not constitute part of this Prospectus.

The Offering

Issuer	SilverBow Resources, Inc.

Shares of common stock offered	Shares having an aggregate offering price of up to $40,000,000

Use of proceeds	We intend to use the net proceeds from the issuances and sales of common stock offered hereby for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment or refinancing of outstanding debt, financing acquisitions or investments, financing other business opportunities, and general working capital purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk.

Please see “Risk Factors” on page S-6 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement or the accompanying base prospectus for a discussion of factors you should carefully consider before investing in our common stock.

NYSE symbol	Our common stock is listed on NYSE under the symbol “SBOW.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the risk factors set forth below, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and other filings we make with the SEC, which are incorporated by reference in this prospectus supplement, and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus prior to making an investment in our common stock. If any of the described risks were actually to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

The risks described below and those risks described in documents incorporated by reference into this prospectus supplement are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also adversely affect our business operations.

The market price of our common stock may be volatile, and your investment in our stock could suffer a decline in value.

Oil and natural gas prices historically have been volatile and are likely to continue to be volatile in the future. Prices for oil and natural gas fluctuate widely in response to relatively minor changes in the supply and demand for oil and natural gas, market uncertainty and a variety of additional factors beyond our control, such as:

•	domestic and foreign supplies of oil and natural gas;

•	price and quantity of foreign imports of oil and natural gas;

•	actions of the Organization of Petroleum Exporting Countries (“OPEC”) and other state-controlled oil companies (together, “OPEC+”) relating to oil and natural gas price and production controls;

•	level of consumer product demand, including as a result of competition from alternative energy sources;

•	level of global oil and natural gas exploration and production activity;

•	domestic and foreign governmental regulations;

•

stockholder activism or activities by non-governmental organizations to limit certain sources of funding for the energy sector or restrict the exploration, development and production of oil and natural gas;

•	political conditions in or affecting other oil-producing and natural gas-producing countries, including in the Middle East, South America, Africa and Russia;

•	weather conditions, natural disasters and global health events, including pandemics;

•	technological advances affecting oil and natural gas production and consumption;

•	overall U.S. and global economic conditions; and

•	price and availability of alternative fuels.

In addition to these commodity prices, the market price of our common stock could fluctuate significantly due to a number of factors, including, but not limited to:

•	our quarterly or annual earnings, or those of other companies in our industry;

•	actual or anticipated fluctuations in our operating results;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	announcements by us or our competitors of significant acquisitions, dispositions, innovations, or new programs and services;

•	changes in financial estimates and recommendations by securities analysts following our stock, or the failure of securities analysts to cover our common stock after this offering;

•	changes in earnings estimates by securities analysts or our ability to meet those estimates;

•	the failure of securities analysts to publish research about us after this offering or to make changes in their financial estimates;

•	the operating and stock price performance of other comparable companies;

•	general economic conditions and overall market fluctuations;

•	the trading volume of our common stock;

•	changes in business, legal or regulatory conditions, or other developments affecting participants in, and publicity regarding our business or any of our significant customers or competitors;

•	results of operations that vary from the expectations of securities analysts and investors or those of our competitors;

•	future sales of our common stock by us, directors, executives and significant stockholders, including sales in this offering; and

•	changes in economic and political conditions in our markets.

In particular, the realization of any of the risks described in these “Risk Factors” and the documents incorporated by reference herein could have a material and adverse impact on the market price of our common stock in the future and cause the value of your investment to decline. In addition, the stock market in general has experienced extreme volatility in recent years that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock over the short, medium or long term, regardless of our actual performance.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation. If we were to be involved in a class action lawsuit, it could divert the attention of senior management and, if adversely determined, have a material adverse effect on our business, results of operations and financial condition.

The actual number of shares of common stock we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to the sales agents at any time throughout the term of the Equity Distribution Agreement. The number of shares of common stock that are sold by the sales agents after delivering an issuance notice will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with the sales agents. Because the price per share of each shares of common stock sold will fluctuate based on the market price of our shares of common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued.

The shares of common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares of common stock at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold. Investors may experience a decline in the value of their shares of common stock as a result of sales of shares of common stock made at prices lower than the prices they paid. In addition, the sales agents will not engage in any transactions that stabilize the price of our common stock.

If securities analysts do not publish research or reports about our company, or if they issue unfavorable commentary about us or our industry or downgrade the outlook of our common stock, the market price of our common stock could decline.

The trading market for our common stock will depend in part on the research and reports that third-party securities analysts publish about our company and our industry. One or more analysts could downgrade the outlook for our common stock or issue other negative commentary about our company or our industry. Furthermore, if one or more of these analysts cease coverage of our company, we could lose visibility in the market. As a result of one or more of these factors, the market price of our common stock could decline and cause you to lose all or a portion of your investment.

We may invest or spend the net proceeds from the sale of our common stock under the Equity Distribution Agreement in ways with which you may not agree or in ways that may not earn a profit.

We intend to use the net proceeds from the sale of our common stock under the Equity Distribution Agreement, if any, for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment or refinancing of outstanding debt, financing acquisitions or investments, financing other business opportunities, and general working capital purposes. However, we have not determined the specific use of the net proceeds from the issuances and sales of our common stock contemplated by this prospectus supplement. Our management will have broad discretion over the use and investment of any sales, and, accordingly, investors will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of, or pay for acquisitions using, equity securities.

We may issue shares of our common stock or other securities from time to time as consideration for future acquisitions and investments and pursuant to compensation and incentive plans. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those shares of our common stock or other securities issued in connection with any such acquisitions and investments.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued in connection with an acquisition or compensation or incentive plan), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, then investors who purchase our common stock in this offering will suffer a dilution of their investment.

If you purchase the common stock sold in any issuance and sale of our common stock contemplated by this prospectus supplement, you may experience immediate dilution as a result of this offering and future equity issuances.

Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in the transactions contemplated by this prospectus supplement. The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings.

USE OF PROCEEDS

We intend to use the net proceeds from this offering, after deducting the sales agents’ commission and our offering expenses, for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment or refinancing of outstanding debt, financing acquisitions or investments, financing other business opportunities, and general working capital purposes.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common stock by a non-U.S. holder (as defined below) that purchases our common stock pursuant to this offering and holds our common stock as a “capital asset” (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers in securities or foreign currencies;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	real estate investment trusts or regulated investment companies;

•	persons whose functional currency is not the U.S. dollar;

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement;

•	persons that own, or are deemed to own, more than five percent (5%) of our common stock (except to the extent specifically set forth below);

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	certain former citizens or long-term residents of the United States; and

•

persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE

PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

an individual who is a citizen or resident of the United States;

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

an estate the income of which is subject to U.S. federal income tax regardless of its source; or

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult their own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock by such partnership.

Distributions

We do not expect to pay any distributions on our common stock in the foreseeable future. However, in the event we do make distributions of cash or other property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See “—Gain on Disposition of Common Stock.” Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of thirty percent (30%) of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. This certification generally must be provided before the payment of dividends and generally must be updated periodically.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a thirty percent (30%) rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Disposition of Common Stock

Subject to the discussion below under “—Additional Withholding Requirements under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•

our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30 percent (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation, it may also be subject to a branch profits tax (at a thirty percent (30%) rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such gain.

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds fifty percent (50%) of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our common stock continues to be “regularly traded on an established securities market,” only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than five percent (5%) of our common stock will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If our common stock were not considered to be regularly traded on an established securities market, such holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15 percent (15%) withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. holders should consult their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Backup Withholding and Information Reporting

Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a thirty percent (30%) withholding tax on any dividends paid on our common stock and, subject to the discussion of certain proposed U.S. Treasury regulations below, on the gross proceeds from a disposition of our common stock, in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

The U.S. Treasury recently released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. There can be no assurance that final regulations would provide an exemption from the FATCA withholding tax for gross proceeds.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW.

PLAN OF DISTRIBUTION

We have entered into the Equity Distribution Agreement with Johnson Rice & Company L.L.C. and Truist Securities, Inc. under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $40,000,000 from time to time through Johnson Rice & Company L.L.C. and Truist Securities, Inc. acting as agents. The Equity Distribution Agreement will be filed as an exhibit to a Current Report on Form 8-K under the Exchange Act and incorporated by reference in this prospectus supplement.

Pursuant to the Equity Distribution Agreement, shares of common stock may be offered and sold by any lawful method deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation by ordinary brokers’ transactions through the facilities of the NYSE, to or through a market maker or directly on or through an electronic communications network, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions or as otherwise agreed with the sales agent.

Upon its acceptance of written instructions from us, the sales agent designated in such instructions will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell our common stock under the terms and subject to the conditions set forth in the Equity Distribution Agreement. We may instruct the sales agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or either sales agent may suspend any sale of common stock at any time upon proper notice and subject to other conditions. The obligation of the sales agents under the Equity Distribution Agreement to sell shares of our common stock pursuant to our instructions is subject to a number of conditions, which the sales agents reserve the right to waive in their sole discretion.

We will pay commissions to the sales agents, in cash, for their services in acting as agents in the sale of our common stock. The sales agents will be entitled to compensation at a fixed commission rate of 3.0% of the aggregate gross sales price per share for any sales sold through either of them as our agent under the Equity Distribution Agreement, with the commission to be allocated between the agents pursuant to the terms of the Equity Distribution Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the sales agents for certain specified expenses, including certain fees and disbursements of their legal counsel. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the sales agents under the terms of the Equity Distribution Agreement, will be approximately $75,000.

Settlement for sales of our common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and either sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of our common stock on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents against certain civil liabilities, including liabilities under the Securities Act.

We will report at least quarterly in our SEC filings (1) the number of shares of common stock sold by or through the sales agents under the Equity Distribution Agreement, (2) the net proceeds received by us, and (3) the compensation paid by us with respect to such common stock sold during the period that corresponds to such reports.

The issuances and sales of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of the sale of all shares of our common stock subject to the Equity Distribution Agreement or termination of the Equity Distribution Agreement as permitted therein.

The sales agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. The sales agents will not engage in any transactions that stabilize our common stock.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by either sales agent, and the sales agents may distribute this prospectus supplement and the accompanying base prospectus electronically.

Other Relationships

The sales agents and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, which may include securities trading, investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The sales agent and its affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these engagements. An affiliate of Truist Securities, Inc. is a lender under the Company’s credit facility. Accordingly, such affiliate of Truist Securities, Inc. may receive a portion of the net proceeds from this offering in the event that such proceeds are used to repay all or a portion of our loans under our credit facility.

In addition, in the ordinary course of its business activities, either sales agent and its affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is the registrar and transfer agent for our common stock.

No Public Offering Outside of the United States

Other than in the United States, no action has been taken by us or either sales agent that would permit a public offering of the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying base prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters in connection with the common stock offered hereby will be passed upon by Gibson, Dunn & Crutcher LLP, Houston, Texas, as our counsel.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Information set forth or incorporated by reference in this prospectus regarding our estimated quantities of oil and gas reserves and the discounted present value of future net cash flows therefrom is based upon estimates of such reserves and present values in the report prepared by H.J. Gruy and Associates, Inc., independent petroleum engineers. All such information has been so included on the authority of such firm as expert regarding the matters contained in its reports.

Prospectus

$250,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Guarantees of Debt Securities

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. Our subsidiary, SilverBow Resources Operating, LLC, a Texas limited liability company, may guarantee the debt securities we issue. The aggregate initial offering price of the securities that we will offer will not exceed $250,000,000.

In addition, the selling stockholders named in this prospectus may, from time to time, in one or more offerings, offer and sell up to 7,422,178 shares of our common stock. We will not receive any proceeds from any sale of shares of our common stock by the selling stockholders. For a more detailed discussion of the selling stockholders, please read “Selling Stockholders.”

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered, including any guarantees by our subsidiary. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

The securities may be offered and sold on a delayed or continuous basis directly by us or the selling stockholders, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in our securities involves risk. Please see “Risk Factors” on page 8 for a discussion of certain risks that you should consider in connection with an investment in the securities.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “SBOW.” As of May 22, 2020 the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $18,417,360 million, based on 11,886,543 shares of outstanding common stock, of which approximately 7,394,504 shares were held by affiliates, and a price of $4.10 per share, which was the price at which our common stock was last sold on the NYSE on such date. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000 (the “Baby Shelf Limitation”). The Baby Shelf Limitation will not be applicable to sales of shares of our common stock by the selling stockholders named in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 26, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus and the applicable prospectus supplement, before making an investment decision.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “SilverBow Resources” “Company,” “we,” “us,” or “our” are to SilverBow Resources, Inc. and, as applicable, its subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000, subject to the Baby Shelf Limitation. In addition, the selling stockholders named in this prospectus may sell up to 7,422,178 shares of our common stock as described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and related free writing prospectus, together with additional information described under the heading “Where You Can Find More Information” before you invest in any of these securities.

The mailing address and telephone number of our principal executive office are as follows:

575 North Dairy Ashford, Suite 1200

Houston, Texas 77079

(281) 874-2700

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus and the documents incorporated by reference, regarding our strategy, future operations, financial position, estimated production levels, expected oil and natural gas pricing, estimated oil and natural gas reserves or the present value thereof, reserve increases, capital expenditures, budget, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties:

•

the severity and duration of world health events, including the recent Coronavirus Disease 2019 (“COVID-19”) outbreak, related economic repercussions and the resulting severe disruption in the oil and gas industry and negative impact on demand for oil and gas, which is negatively impacting our business;

•

the current significant surplus in the supply of oil and actions by the members of the Organization of the Petroleum Exporting Countries (“OPEC”) and Russia (together with OPEC and other allied producing countries, “OPEC+”) with respect to oil production levels and announcements of potential changes in such levels, including the ability of the OPEC+ countries to agree on and comply with supply limitations;

•

operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions;

•	shut-in of production due to decreases in available storage capacity;

•	volatility in natural gas, oil and natural gas liquids prices;

•	future cash flows and their adequacy to maintain our ongoing operations;

•	liquidity, including our ability to satisfy our short- or long-term liquidity needs;

•	our borrowing capacity, future covenant compliance, cash flows and liquidity;

•	operating results;

•	asset disposition efforts or the timing or outcome thereof;

•	ongoing and prospective joint ventures, their structure and substance, and the likelihood of their finalization or the timing thereof;

•	the amount, nature and timing of capital expenditures, including future development costs;

•	timing, cost and amount of future production of oil and natural gas;

•	availability of drilling and production equipment or availability of oil field labor;

•	availability, cost and terms of capital;

•	drilling of wells;

•	availability and cost for transportation of oil and natural gas;

•	costs of exploiting and developing our properties and conducting other operations;

•	competition in the oil and natural gas industry;

•	general economic conditions;

•	opportunities to monetize assets;

•	effectiveness of our risk management activities;

•	environmental liabilities;

•	counterparty credit risk;

•	governmental regulation and taxation of the oil and natural gas industry;

•	developments in world oil and gas markets and in oil and natural gas-producing countries; and

•	uncertainty regarding our future operating results.

Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any consequent worsening of the global business and economic environment. New factors emerge from time to time, and it is not possible for us to predict all such factors. Should one or more of the risks or uncertainties described in this prospectus and the documents incorporated by reference occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements speak only as of the date they are made. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus and the documents incorporated by reference are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” in this prospectus on page 8 and in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. See also “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update and supersede information contained in this prospectus and in the other documents previously filed with the SEC, and may replace information contained in this prospectus. Therefore, before you decide to invest in any securities offered by this prospectus, you should always check for, and carefully read, any reports and other documents that we may have filed with the SEC after the date of this prospectus.

We incorporate by reference into this prospectus the documents listed below filed by us:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed March 5, 2020;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed May 7, 2020;

•	Our definitive Proxy Statement on Schedule 14A, filed April 6, 2020, as amended on April 7, 2020;

•	Our Current Reports on Form 8-K filed January 31, 2020, March 9, 2020, May 13, 2020, and May 19, 2020 (excluding any information furnished pursuant to Item 2.02 or Item 7.01); and

•

The description of our common stock contained in our registration statement on Form 8-A, filed May 2, 2017, including any amendment to that form or exhibit to our Annual Report on Form 10-K that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.

In addition, all documents filed after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information “furnished” pursuant to Item 2.02 or Item 7.01 with the SEC on any Current Report on Form 8-K and other portions of documents that are “furnished,” but not “filed,” pursuant to applicable rules promulgated by the SEC, unless otherwise noted), prior to the completion or termination of the applicable offering under this prospectus and the related prospectus supplement, shall be deemed to be incorporated by reference into this prospectus.

We file annual, quarterly and other reports and other information with the SEC (File No. 1-8754). The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may inspect a copy of the registration statement through the SEC’s website. We make available free of charge on or through our Internet website, www.sbow.com, our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not a part of this prospectus and is not incorporated by reference into this prospectus (unless specifically incorporated by reference into this prospectus as described above).

You may obtain any of the documents incorporated by reference into this prospectus from the SEC through the SEC’s website at the address provided above. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that is incorporated by reference into this prospectus (excluding any exhibit to those documents, unless the exhibit is specifically incorporated by reference into such documents), at no cost, by visiting our Internet website at www.sbow.com, or by writing or calling us at the following address:

Investor Relations Department

575 North Dairy Ashford, Suite 1200

Houston, Texas 77079

(281) 874-2700

In making your investment decision, you should rely only on the information contained or incorporated by reference into this prospectus, the applicable prospectus supplement and any free writing prospectus relating to such offering. We have not authorized anyone else to provide you with any other information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus, the applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the front cover of those documents. You should not assume that the information contained in the documents incorporated by reference into this prospectus, the applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the respective dates of those documents.

THE COMPANY

We are a growth-oriented independent oil and gas company headquartered in Houston, Texas. Our strategy is focused on acquiring and developing assets in the Eagle Ford Shale located in South Texas, where we have assembled approximately 200,000 net acres across five operating areas. Our acreage position in each of our operating areas is highly contiguous and designed for optimal and efficient horizontal well development.

Our executive offices are located at 575 North Dairy Ashford, Suite 1200 Houston, Texas 77079, and our telephone number is (281) 874-2700.

THE SUBSIDIARY GUARANTORS

Certain of our domestic subsidiaries, including SilverBow Resources Operating, LLC, which we refer to as the “Subsidiary Guarantors” in this prospectus, may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our Subsidiary Guarantors and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Also, please read the cautionary statement in this prospectus under “Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include, among other things, repayment of indebtedness, the financing of capital expenditures, future acquisitions and additions to our working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement.

We will not receive any proceeds from the sale of the common stock offered by the selling stockholders.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of SilverBow Resources and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures will provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

If specified in the prospectus supplement respecting a particular series of Debt Securities, SilverBow Resources Operating, LLC and any other of our future subsidiaries specified in the prospectus supplement (each a “Subsidiary Guarantor”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described under “— Subsidiary Guarantee” and in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1)	the title of the Debt Securities;

(2)	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4)	any limit on the aggregate principal amount of the Debt Securities;

(5)	each date on which the principal of the Debt Securities will be payable;

(6)	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7)	each place where payments on the Debt Securities will be payable;

(8)	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10)	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11)	whether the Debt Securities are defeasible;

(12)	any addition to or change in the Events of Default;

(13)

whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14)	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15)	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinated in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•

the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•

the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

•

the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantee

If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise. The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

(1)

remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

(2)	be binding upon each Subsidiary Guarantor; and

(3)	inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

In the event that (1) a Subsidiary Guarantor ceases to be a Subsidiary, (2) either legal defeasance or covenant defeasance occurs with respect to the series or (3) all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other Person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the Person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)

the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)

an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

(3)	subject to the rules of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or

(4)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to Persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “Successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)

the Successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations with respect to the Debt Securities and under the Indentures;

(2)

immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The Successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)

failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)

failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)

failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)	failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

(5)

failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series) continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

(6)

any Debt of us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $25.0 million;

(7)	any judgment or decree for the payment of money in excess of $25.0 million is entered against us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary

Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

(8)	certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(9)

if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

If an Event of Default (other than an Event of Default with respect to SilverBow Resources described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to SilverBow Resources described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)

the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

(3)

the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers, to their knowledge, as to whether or not we are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

(1)

to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to holders of Debt Securities;

(2)

to make any changes that would add any additional covenants of us or the Subsidiary Guarantors for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

(3)	to add any additional Events of Default;

(4)	to provide for uncertificated notes in addition to or in place of certificated notes;

(5)	to secure the Debt Securities;

(6)	to establish the form or terms of any series of Debt Securities;

(7)	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

(8)	to cure any ambiguity, defect or inconsistency;

(9)	to add Subsidiary Guarantors; or

(10)	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2)	reduce the principal amount of, or any premium or interest on, any Debt Security;

(3)	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4)	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5)	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

(6)

modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

(7)	except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

(8)	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9)	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(10)	modify such provisions with respect to modification, amendment or waiver; or

(11)	following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1)

the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2)

if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3)

the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4)	certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only Persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)	either:

(a)

all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)

all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)

we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1)

we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)	no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “— Events of Default,” at any time until 121 days after such deposit;

(3)

such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4)

in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5)	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantee will terminate.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Debt Securities, the Indentures or any Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the Debt Securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee. If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It Is Our Creditor. Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee. Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, we are authorized to issue up to 50,000,000 shares of stock, including up to 40,000,000 shares of common stock, par value $0.01 per share, and up to 10,000,000 shares of preferred stock, par value $0.01 per share. As of May 22, 2020, we had 11,886,543 shares of common stock and no shares of preferred stock outstanding.

The following is a summary of the key terms and provisions of our equity securities. You should refer to the applicable provisions of our First Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), our First Amended and Restated Bylaws (our “Bylaws”), the Delaware General Corporation Law (“DGCL”) and the documents we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

Common Stock

Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provisions of the certificate of designation creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

Dividends. Dividends may be paid to the holders of common stock when, as and if declared by the board of directors of the Company (the “Board”) out of funds legally available for their payment, subject to the rights of holders of any preferred stock. We have never declared a cash dividend and we intend to continue our policy of using retained earnings for expansion of our business.

Rights upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally, in proportion to the number of shares of common stock held by them, in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

Non-Assessable. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we or the selling stockholders offer and issue under this prospectus will also be fully paid and non-assessable.

No Preemptive Rights. Holders of common stock are not entitled to preemptive purchase rights in future offerings of our common stock.

Section 1123. We are prohibited from issuing any nonvoting equity securities to the extent required under Section 1123(a)(6) of the U.S. Bankruptcy Code and only for so long as Section 1123 of the U.S. Bankruptcy Code is in effect and applicable to us.

Listing. Our outstanding shares of common stock are listed on the NYSE under the symbol “SBOW.” Any additional common stock we issue will also be listed on the NYSE.

Preferred Stock

The Board can, without approval of our shareholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences and limitations of each series. The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in a prospectus supplement, including the following terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designation as an exhibit or incorporate it by reference.

Undesignated preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Any preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the Board before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the Board and authorized at a meeting of stockholders by at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

We have elected to not be subject to the provisions of Section 203 of the DGCL.

Our Certificate of Incorporation and Our Bylaws

Provisions of our Certificate of Incorporation and our Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our Certificate of Incorporation and Bylaws:

•

provide for the division of the Board into three classes, each class consisting as nearly as possible of one-third of the whole. The term of office of one class of directors expires each year; with each class of directors elected for a term of three years and until the stockholders elect their qualified successors, subject to the terms of the Nomination Agreement (as defined below);

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock or certain board designation rights, and subject to the terms of the Nomination Agreement, be filled by a majority of directors then in office, even if less than a quorum, or by the sole remaining director;

•	provide that our Bylaws may be amended by the affirmative vote of the holders of at least 66 2/3% of our then outstanding voting stock;

•

provide that special meetings of our stockholders may only be called by our Chairman of the Board, Chief Executive Officer or by a majority of the total number of directors which the Company would have if there were no vacancies;

•

authorize the Board to adopt resolutions providing for the issuance of undesignated preferred stock. This ability makes it possible for the Board to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us;

•	provide that the authorized number of directors may be changed only by the Board, subject to the terms of the Nomination Agreement;

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy proposals) to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, for a proposal to be timely submitted for consideration at an annual meeting, notice must be delivered to our secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•	provide that our Bylaws may be amended by the Board; and

•

provide that that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or Bylaws, or (4) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Any person or entity purchasing or otherwise holding any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our Certificate of Incorporation regarding exclusive forum. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Certificate of Incorporation is inapplicable or unenforceable.

The exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Director Nomination Agreement

In connection with our emergence from bankruptcy on April 22, 2016 (the “Effective Date”), we entered into the Director Nomination Agreement (the “Nomination Agreement”) with Strategic Value Partners, LLC (“SVP”) and certain other consenting noteholders named therein (the “Consenting Noteholders”). The Nomination Agreement is referenced in the Certificate of Incorporation as necessary to effectuate its terms. Pursuant to the Nomination Agreement:

(1) following the expiration of the initial terms of the Board, the Board will consist of seven members as follows:

(a) the Chief Executive Officer of the Company, which shall be a Class III Director;

(b) two nominees designated by SVP (the “SVP Designated Directors”), which shall be one Class I Director and one Class III Director; provided, that (i) the number of nominees designated by SVP shall be reduced to one director, which shall be a Class III Director, at such time as SVP and its affiliates (other than other Consenting Noteholders) (the “SVP Entities”) collectively beneficially own common stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (ii) SVP shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such time as the SVP Entities collectively beneficially own common stock representing an equity percentage of less than 8%;

(c) two nominees designated by the Consenting Noteholders (excluding SVP until such time that SVP is no longer entitled to designate an SVP Designated Director), which shall be two Class II Directors; provided, that (i) the number of nominees designated by the Consenting Noteholders shall be reduced to one director, which shall be a Class II Director, at such time as the Consenting Noteholders and their affiliates (the “Noteholder Entities”) collectively beneficially own common stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (ii) except as set forth in section (d) below, such Consenting Noteholders shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such time as the Noteholder Entities collectively beneficially own common stock representing an equity percentage of less than 8%;

(d) for the purposes of calculating the equity percentage in clauses (i) and (ii) of section (c), with respect to SVP’s ownership, the equity percentage shall only include the portion of SVP’s equity percentage that exceeds 15% up to a maximum of 7.9%, until such time that SVP is no longer entitled to designate an SVP Designated Director. At such time that SVP is no longer entitled to designate an SVP Designated Director, all of SVP’s ownership shall be included in the equity percentage calculations in clauses (i) and (ii) of section (c). For the purposes of section (c), the designation right contained in such provision shall still be available at the time SVP is no longer entitled to designate an SVP Designated Director, if at such time, the equity percentage ownership threshold in clause (ii) of section (c) is satisfied; and

(e) one independent director and one additional director (which will be the Non-Executive Chairman) nominated by the Nominating and Strategy Committee of the Board, which shall be a Class I Director and a Class III Director, respectively.

(2) for so long as such persons are entitled to designate a nominee for director under the terms thereof, SVP and the Consenting Noteholders have the right to remove the respective directors nominated by them pursuant to the Nomination Agreement, and to designate an individual to fill the vacancy created by such removal or upon any other removal of such person as director under the Certificate of Incorporation or Bylaws on the date of such replacement designation.

The Nomination Agreement terminates upon the earlier to occur of (x) such time as the Consenting Noteholders in the aggregate no longer beneficially own common stock representing an equity percentage equal to or greater than 8% or (y) the delivery of written notice to the Company by all of the Consenting Noteholders, requesting the termination of the Nomination Agreement. Further, at such time as a particular Consenting Noteholder no longer beneficially owns any shares of common stock, all rights and obligations of such Consenting Noteholder under the Nomination Agreement will terminate.

Negative Control Rights of Consenting Noteholders

Pursuant to the Certificate of Incorporation, at any time in which one or more directors designated by SVP or the Consenting Noteholders is serving on the Board and Consenting Noteholders own at least 50% of the Company’s issued and outstanding shares of common stock, the Company shall not take any of the following actions if Consenting Noteholders that are party to the Nomination Agreement and that hold in the aggregate at least 50% of the Company’s issued and outstanding shares of common stock object to such action in writing pursuant to the procedures set forth in the Certificate of Incorporation:

(a) the sale or other disposition of assets of the Company or any of its subsidiaries, in any single transaction or series of related transactions, with a fair market value in the aggregate in excess of $75 million, other than (i) any such sales or dispositions to or among the Company and its subsidiaries and (ii) the sale or disposition of hydrocarbons, accounts receivable, surplus or obsolete equipment (excluding the disposition of oil and gas in place and other interests in real property and volumetric production payments) in the ordinary course of business;

(b) any sale, recapitalization, liquidation, dissolution, winding up, bankruptcy event, reorganization, consolidation, or merger of the Company or any of its subsidiaries;

(c) issuing or repurchasing any shares of common stock or other equity securities (or securities convertible into or exercisable for equity securities) of the Company in an amount that is in the aggregate in excess of $5 million, other than (i) pursuant to employee benefit and incentive plans, (ii) the repurchase of capital stock deemed to occur upon the exercise of stock options or other equity awards to the extent such capital stock represents a portion of the exercise price of those stock options or other equity awards and any repurchase of capital stock made in lieu of or to satisfy withholding or similar taxes in connection with any exercise or exchange of stock options, warrants, equity incentives, other equity awards or other rights to acquire capital stock and (iii) the issuance of shares of common stock upon exercise of warrants pursuant to the Warrant Agreement dated April 22, 2016 between the Company and American Stock Transfer & Trust Company, LLC;

(d) incurring any indebtedness for borrowed money (including through capital leases, the issuance of debt securities or the guarantee of indebtedness of another person or entity), in any single transaction or series of related transactions, that is in the aggregate in excess of $75 million, other than (i) any indebtedness incurred to refinance indebtedness issued for less than $75 million (which such amount shall be calculated in the aggregate for any series of related transactions), (ii) intercompany indebtedness, (iii) hedging obligations in the ordinary course of business and not for speculative purposes and (iv) other indebtedness in respect of workers’ compensation claims, insurance contracts, self-insurance obligations, bankers’ acceptances, performance and surety bonds and other similar guarantees of obligations in the ordinary course of business;

(e) entering into any proposed transaction or series of related transactions involving a Change of Control of the Company, which for purposes of this provision, “Change of Control” shall mean any transaction resulting in any person or group (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act) acquiring “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the total outstanding equity interests of the Company (measured by voting power rather than number of shares);

(f) entering into or consummating any material acquisition of businesses, companies or assets (whether through sales or leases) or joint ventures, in any single transaction or series of related transactions, in the aggregate in excess of $75 million;

(g) increasing or decreasing the size of the Board;

(h) amending the Certificate of Incorporation or the Bylaws of the Company; and

(i) entering into any arrangements or transactions with affiliates of the Company.

The foregoing provisions are not intended to eliminate or reduce any fiduciary duties a member of the Board may have to any stockholder or group of stockholders of the Company that may otherwise exist under the DGCL. Consenting Noteholders are entitled to advanced notice of the foregoing proposed actions in the manner provided in the Certificate of Incorporation.

Limitations of Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our Certificate of Incorporation also provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our Certificate of Incorporation also permits us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in Certificate of Incorporation and the indemnification agreements facilitates our ability to continue to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Registration Rights Agreement

On the Effective Date, we entered into a registration rights agreement (the “Noteholder Registration Rights Agreement”) with parties who received shares of common stock upon the Effective Date (the “RRA Holders”) representing 5% or more of the common stock outstanding on that date. The Noteholder Registration Rights Agreement provides resale registration rights for the RRA Holders’ Registrable Securities (as defined in the Noteholder Registration Rights Agreement).

Pursuant to the Noteholder Registration Rights Agreement, RRA Holders have customary demand, underwritten offering and piggyback registration rights, subject to the limitations set forth in the Noteholder

Registration Rights Agreement. Under their demand registration rights, RRA Holders owning at least 5% of the outstanding shares of common stock may request us to register all or a portion of their Registrable Securities, including on a delayed or continuous basis under Rule 415 of the Securities Act. Each RRA Holder is entitled to two demand registrations. Generally, we are required to provide notice of the demand request within five business days following the receipt of the demand notice to all additional RRA Holders, who may, in certain circumstances, participate in the registration. Under their underwritten offering registration rights, RRA Holders also have the right to demand us to effectuate the distribution of any or all of its Registrable Securities by means of an underwritten offering pursuant to an effective registration statement. Each RRA Holder is entitled to two underwritten offering requests. We are not obligated to effect a demand notice or an underwritten demand notice within 180 days of closing either a demand registration or an underwritten offering. We are required to maintain the effectiveness of any such registration statement until the earlier of 180 days (or two years if a “shelf registration” is requested) after the Effective Date and the consummation of the distribution by the participating RRA Holders. Under their piggyback registration rights, if at any time we propose to register an offering of common stock for our own account, we must give at least five business days’ notice to all RRA Holders of Registrable Securities to allow them to include a specified number of their shares in the registration statement.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the Noteholder Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Noteholder Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter.

The obligations to register shares under the Noteholder Registration Rights Agreement will terminate with respect to us and each RRA Holder on the first date upon which the RRA Holder no longer beneficially owns any Registrable Securities.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of a depositary agreement and the related depositary receipts. The summary is not complete. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC via a Current Report on Form 8-K prior to our offering of the depositary shares, and you should read such documents for provisions that may be important to you.

As of the date of this prospectus, we had no depositary shares issued and outstanding.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Further, both of us may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. Such successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Warrants will be offered and exercisable for United States dollars only. Warrant will be issued in registered form only. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Stock Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of the Company.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the anti-dilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

PLAN OF DISTRIBUTION

The securities offered by this prospectus and applicable prospectus supplements may be sold from time to time in one or more of the following ways:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	through the distribution of the securities by any selling stockholder to its partners, members or stockholders;

•	to underwriters or dealers for resale to the public or to institutional investors;

•	through agents to the public or to institutional investors;

•	directly to a limited number of purchasers;

•	directly to institutional investors; or

•	through a combination of any such methods of sale.

Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act.

The applicable prospectus supplement relating to the securities will set forth:

•	their offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from such sale;

•	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

•	in the case of debt securities, the interest rate, maturity and redemption provisions; and

•	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us or the selling stockholders or through agents designated by us or the selling stockholders from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us or the selling stockholders to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we or the selling stockholders will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us or the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us or the selling stockholders to be indemnified by us or the selling stockholders, as applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us or the selling stockholders in the ordinary course of business.

Each class or series of securities, if any, will be a new issue of securities with no established trading market, other than the common stock, which is listed on the NYSE. We may elect to list any other class or series of securities on any exchange, other than the common stock, but we are not obligated to do so. Any underwriters to whom securities are sold by us or the selling stockholders for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us or the selling stockholders, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the NYSE or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

SELLING STOCKHOLDERS

The selling stockholders named below may offer and sell from time to time in the future up to an aggregate of 7,422,178 shares of our common stock, par value $0.01 per share. The term “selling stockholders” includes the stockholders listed in the table below and their transferees, pledgees, donees, assignees or other successors.

We are registering these 7,422,178 shares of our common stock for sale by the selling stockholders named below pursuant to (1) the Noteholder Registration Rights Agreement between us and parties who received shares of our common stock upon the Effective Date representing 5% or more of the common stock outstanding on that date and (2) a registration rights agreement, dated as of January 26, 2017 (the “PIPE Registration Rights Agreement” and, together with the Noteholder Registration Rights Agreement, the “Registration Rights Agreements”), which we entered into with certain purchasers in connection with a private placement of shares of our common stock.

Pursuant to the Registration Rights Agreements, we will pay all expenses relating to the offering of these shares, except that the selling stockholders will pay any underwriting discounts or commissions. We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.

The following table sets forth information as of May 22, 2020, by each selling stockholder regarding the beneficial ownership of shares of our common stock and the number of shares of our common stock that may from time to time be offered or sold pursuant to this prospectus. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders and that the selling stockholders do not acquire any additional shares. Information in the table below with respect to beneficial ownership has been furnished by each of the selling stockholders with regard to the shares offered pursuant to the Registration Rights Agreements.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Total Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After Offering(2)	Percentage of Common Stock Beneficially Owned After Offering(2)
SVMF 71, LLC(3)	4,476,462	4,476,462	—	—
Pentwater Capital Management LP(4)	501,698	501,698	—	—
BOF Holdings IV, LLC(5)	840,147	720,776	119,371	*
DW Partners, LP(6)	1,852,755	1,723,242	129,513	*

*	Less than 1%.
(1)

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholders named in the table above have sole voting and investment power with respect to all shares of common stock that they beneficially own.

(2)	This calculation assumes that all common stock owned by a selling stockholder will be sold in the offering.
(3)

Mr. Victor Khosla is the sole member of Midwood Holdings, LLC, which is the managing member of SVP and is also the indirect majority owner and control person of SVP, SVP Special Situations III LLC and SVP Special Situations III-A LLC. SVP is (i) the investment manager of Strategic Value Master Fund, Ltd., which has an ownership interest in SVMF 70, LLC, which has an ownership interest in SVMF 71, LLC, (ii) the managing member of SVP Special Situations III LLC, which is the investment manager of Strategic Value Special Situations Master Fund III, L.P., which has an ownership interest in SVMF 70, LLC, which has an ownership interest in SVMF 71, LLC, and (iii) the managing member of SVP Special Situations III-A LLC, which is the investment manager of Strategic Value Opportunities Fund, L.P., which has an ownership interest in SVMF 71, LLC. David Geenberg and Christoph Majeske, employees of SVP, are members of the Board of SilverBow Resources. Neither Messrs. Geenberg or Majeske are employees of SVMF 71, LLC or employees of SVP’s funds. Pursuant to the Director Nomination Agreement, dated as of April 22, 2016, by and among SilverBow Resources and the consenting noteholders named therein, SVP currently has the right to designate two directors to the Board of SilverBow Resources. Please read “Description of Capital Stock—Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws” for more information.

(4)

Mr. Matthew Charles Halbower is the Chief Executive Officer of Pentwater Capital Management LP, the investment advisor of various funds that hold common stock of SilverBow Resources. As such, Mr. Halbower may be deemed to have voting and dispositive power over the shares of common stock held by such funds. Pursuant to the Director Nomination Agreement, dated as of April 22, 2016, by and among SilverBow Resources and the consenting noteholders named therein, Pentwater Capital Management LP currently has the right, together with the other consenting noteholders named therein, to designate two directors to the Board of SilverBow Resources. Please read “Description of Capital Stock—Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws” for more information.

(5)

Messrs. Anthony Tamer and Sami Mnaymneh are the sole stockholders, co-presidents, directors and shareholders of H.I.G.-GPII, Inc., the manager of H.I.G. Bayside Loan Advisors IV, LLC, the general partner of H.I.G. Bayside Loan Opportunity Fund IV, L.P., the sole member of BOF Holdings IV, LLC and as such may be deemed to have voting and dispositive power over the shares of common stock held by BOF Holdings IV, LLC. Pursuant to the Director Nomination Agreement, dated as of April 22, 2016, by and among SilverBow Resources and the consenting noteholders named therein, BOF Holdings IV, LLC currently has the right, together with the other consenting noteholders named therein, to designate two directors to the Board of SilverBow Resources. Please read “Description of Capital Stock—Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws” for more information.

(6)

Mr. David Warren is the Chief Executive Officer and Chief Investment Officer of DW Partners, LP, the investment manager of various funds that hold common stock of SilverBow Resources. As such, Mr. Warren may be deemed to have voting and dispositive power over the shares of common stock held by such funds. Pursuant to the Director Nomination Agreement, dated as of April 22, 2016, by and among SilverBow Resources and the consenting noteholders named therein, DW Catalyst Master Fund, Ltd., to which DW Partners, LP is the investment manager, currently has the right, together with the other consenting noteholders named therein, to designate two directors to the Board of SilverBow Resources. Please read “Description of Capital Stock—Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws” for more information.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Information set forth or incorporated by reference in this prospectus regarding our estimated quantities of oil and gas reserves and the discounted present value of future net cash flows therefrom is based upon estimates of such reserves and present values in the report prepared by H.J. Gruy and Associates, Inc., independent petroleum engineers. All such information has been so included on the authority of such firms as expert regarding the matters contained in its reports.

Common Stock

Prospectus Supplement

Johnson Rice & Company L.L.C.	Truist Securities, Inc.

August 13, 2021